Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, May 12, 2020. The Macerich Company (NYSE: MAC) today announced results of operations for the quarter ended March 31, 2020, which included net income attributable to the Company of $7.5 million or $.05 per share-diluted for the quarter ended March 31, 2020 compared to net income of $7.8 million or $.05 per share-diluted attributable to the Company for the quarter ended March 31, 2019. For the first quarter 2020, funds from operations (“FFO”)-diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt was $122.7 million or $.81 per share-diluted compared to $122.3 million or $.81 per share-diluted for the quarter ended March 31, 2019. A description and reconciliation of earnings per share (“EPS”)-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt is included within the financial tables accompanying this press release.

Results and Highlights:

•

Mall tenant annual sales per square foot for the portfolio increased by 7.4% to $801 for the twelve months ended February 29, 2020, compared to $746 for the twelve months ended March 31, 2019. Given the widespread closures of a majority of the Company’s tenants during March 2020 as a result of COVID-19, tenant sales reporting is reflected as of February 29, 2020.

•	Mall portfolio occupancy was 93.1% at March 31, 2020, compared to 94.0% at December 31, 2019 and 94.7% at March 31, 2019.

•

Re-leasing spreads for the twelve months ended March 31, 2020 were up 6.5%. This represented a sequential improvement compared to re-leasing spreads for the twelve months ended December 31, 2019, which were up 4.7%.

•	Leasing volumes remained strong during the first quarter, with nearly 200 leases signed for 739,000 square feet totaling $38 million of rent.

•	Average rent per square foot increased 2.8% to $62.44 at March 31, 2020, compared to $60.74 at March 31, 2019.

“While we are certainly pleased by the first quarter operating metrics and financial results, which exceeded our original first quarter expectations, our world is facing an unprecedented health crisis in the form of the novel coronavirus (COVID-19). It is a crisis that is impacting our way of life and touching almost every facet of the global economy. We are fortifying our Company and re-shaping our strategic plans to help withstand this unprecedented event. We are closely monitoring the situation and working with local and national authorities and our number one priority is the health and safety of our employees, our tenants, our service providers, and our community shoppers,” said the Company’s Chief Executive Officer, Thomas O’Hern. “I am confident that we have built a resilient business model, a high quality portfolio and a team of top professionals to weather this crisis and to ensure we remain well-positioned going forward.”

During the trough of the COVID-19 pandemic, all but a few of the Company’s malls had shuttered, except for the continued operation of essential retail and services, and approximately 74% of the gross leasable area, which was previously occupied prior to the COVID-19 closures, had closed. Many of those stores that remained open did so on a limited-hours basis. The Company is now actively planning for the re-opening of its real estate in all facets. Within the past two weeks, The Company has re-opened 13 assets located in Texas, Colorado, Missouri, Iowa, Indiana and Arizona. By the end of May, the Company anticipates being able to open, as permitted, approximately 35 properties. While still uncertain given the myriad of state and local ordinances, at this time, it is reasonable to assume that the vast majority of the Company’s properties will be open by mid-June. The Company is prepared and ready for re-opening, when permitted to do so.

Community Outreach:

During this period, the Company engaged in numerous community initiatives, including to name just a few:

•	Donated food and supplies to support first responders and hospitals

•	Donated its real estate for essential functions, drive-through testing facilities, first responder parking and food drives

•	Donated to local non-profit charities

•	Made Company billboards and other media available for stay-at-home campaigns, healthy hygiene protocols and blood drives

•	Donated iPads to New York area hospitals for use by terminal patients requiring connection to family and friends

Liquidity Measures:

During this period of disrupted rent collections due to COVID-19, the Company has taken numerous measures to preserve its liquidity, including among others:

•

As previously reported, the Company has drawn the majority of the remaining capacity on its $1.5 billion revolving line of credit. As of March 31, 2020, the Company had $735 million of cash on its balance sheet, including joint ventures at the Company’s share.

•

The Company’s Board of Directors recently approved a reduction in the quarterly dividend to $.50 per share, payable 20% in cash and 80% in common stock for the upcoming dividend. The dividend reduction preserves approximately $150 million of cash annually. For each quarter that the board chooses to pay the dividend in stock, an additional $60 million in cash will be preserved. The Company’s next dividend payment is on June 3, 2020 to shareholders of record at market close on April 22, 2020.

•

The Company’s redevelopment pipeline has been significantly reduced for the remainder of 2020. The Company anticipates spending $60 million in the last three quarters of 2020 on redevelopment, which represents a 60% reduction in previously estimated 2020 redevelopment expenditures for that period of time. This reduction excludes the joint venture owned project at One Westside, Google’s new Class A creative office campus in West Los Angeles. Work continues on that project during the pandemic, which is fully funded by a non-recourse construction facility.

•	The Company has reduced its controllable shopping center expenses by approximately 45% during the period that its properties are substantially closed, except for essential retail and services.

Guidance:

On March 27, 2020, given the complex and rapidly evolving circumstances surrounding the Covid-19 pandemic, the Company withdrew its previously published 2020 Guidance, and is not providing an updated outlook at this time.

Macerich is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 51 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, Macerich has achieved the #1 GRESB ranking in the North American Retail Sector for five straight years (2015 – 2019). Additional information about Macerich can be obtained from the Company’s website at www.Macerich.com.

Investor Conference Call:

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on May 12, 2020 at 10:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, and acquisitions and dispositions; the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended March 31,
	Unaudited
	2020	2019
Revenues:
Leasing revenue	$210,721	$211,008
Other income	9,258	5,334
Management Companies’ revenues	6,973	10,180

Total revenues	226,952	226,522

Expenses:
Shopping center and operating expenses	70,725	69,604
Management Companies’ operating expenses	16,224	19,014
Leasing expenses	7,425	7,505
REIT general and administrative expenses	6,821	6,961
Depreciation and amortization	82,213	81,468
Interest expense (a)	8,074	38,357
Loss on extinguishment of debt	—	351

Total expenses	191,482	223,260

Equity in income of unconsolidated joint ventures	9,698	12,243
Income tax benefit (expense)	266	(346)
Loss on sale or write down of assets, net	(36,703)	(6,316)

Net income	8,731	8,843
Less net income attributable to noncontrolling interests	1,209	1,019

Net income attributable to the Company	$7,522	$7,824

Weighted average number of shares outstanding—basic	141,437	141,262

Weighted average shares outstanding, assuming full conversion of OP Units (b)	151,915	151,677

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (b)	151,915	151,677

Earnings per share (“EPS”)—basic	$0.05	$0.05

EPS—diluted	$0.05	$0.05

Dividend declared per share	$0.50	$0.75

FFO—basic and diluted (b) (c)	$168,389	$134,278

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$122,682	$121,934

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$122,682	$122,285

FFO per share—basic and diluted (b) (c)	$1.11	$0.89

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$0.81	$0.80

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$0.81	$0.81

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $48,385 and $14,265 to adjust for the change in the fair value of the financing arrangement obligation during the three months ended March 31, 2020 and 2019, respectively; (ii) distributions of $1,464 and $1,897 to its partner representing the partner’s share of net income for the three months ended March 31, 2020 and 2019, respectively; and (iii) distributions of $2,678 and $1,921 to its partner in excess of the partner’s share of net income for the three months ended March 31, 2020 and 2019, respectively.

(b)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Beginning in the first quarter of 2018, the Company revised its definition of FFO so that FFO excluded the impact of the financing expense in connection with Chandler Freehold. Beginning in the third quarter of 2019, the Company presented a separate non-GAAP measure—FFO excluding financing expense in connection with Chandler Freehold. The Company has revised the FFO presentation for the three months ended March 31, 2019 to conform to the current presentation. The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold and non-routine costs associated with extinguishment of debt provide useful supplemental information regarding the Company’s performance as they show a more meaningful and consistent comparison of the Company’s operating performance and

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

allows investors to more easily compare the Company’s results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

Reconciliation of net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (c):

	For the Three Months Ended March 31,
	Unaudited
	2020	2019
Net income attributable to the Company	$7,522	$7,824
Adjustments to reconcile net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	557	577
Loss on sale or write down of consolidated assets, net	36,703	6,316
Add: gain on undepreciated asset sales from consolidated assets	—	534
Loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	—	71
Depreciation and amortization on consolidated assets	82,213	81,468
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,789)	(3,645)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	49,509	44,998
Less: depreciation on personal property	(4,326)	(3,865)

FFO attributable to common stockholders and unit holders—basic and diluted	168,389	134,278
Financing expense in connection with Chandler Freehold	(45,707)	(12,344)

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold—basic and diluted	122,682	121,934
Loss on extinguishment of debt	—	351

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt—diluted	$122,682	$122,285

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per share—diluted (c):

	For the Three Months Ended March 31,
	Unaudited
	2020	2019
EPS—diluted	$0.05	$0.05
Per share impact of depreciation and amortization of real estate	0.82	0.79
Per share impact of loss on sale or write down of assets, net	0.24	0.05

FFO per share—basic and diluted	$1.11	$0.89
Per share impact of financing expense in connection with Chandler Freehold	(0.30)	(0.09)

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold	$0.81	$0.80
Per share impact of loss on extinguishment of debt	—	0.01

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt	$0.81	$0.81

Reconciliation of Net income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended March 31,
	Unaudited
	2020	2019
Net income attributable to the Company	$7,522	$7,824
Interest expense—consolidated assets	8,074	38,357
Interest expense—unconsolidated joint ventures (pro rata)	26,988	27,054
Depreciation and amortization—consolidated assets	82,213	81,468
Depreciation and amortization—unconsolidated joint ventures (pro rata)	49,509	44,998
Noncontrolling interests in the OP	557	577
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(8,963)	(8,637)
Loss on extinguishment of debt	—	351
Loss on sale or write down of assets, net—consolidated assets	36,703	6,316
Loss on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	—	71
Income tax (benefit) expense	(266)	346
Distributions on preferred units	100	100

Adjusted EBITDA (d)	$202,437	$198,825

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended March 31,
	Unaudited
	2020	2019
Adjusted EBITDA (d)	$202,437	$198,825
REIT general and administrative expenses	6,821	6,961
Management Companies’ revenues	(6,973)	(10,180)
Management Companies’ operating expenses	16,224	19,014
Leasing expenses, including joint ventures at pro rata	8,215	8,471
Straight-line and above/below market adjustments	(13,039)	(6,011)

NOI—All Centers	213,685	217,080
NOI of non-Same Centers	(2,891)	(9,001)

NOI—Same Centers (e)	210,794	208,079
Lease termination income of Same Centers	(1,241)	(658)

NOI—Same Centers, excluding lease termination income (e)	$209,553	$207,421

NOI—Same Centers percentage change, excluding lease termination income (e)	1.03%

(d)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s REIT general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.